UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

September 12, 2005

SWS GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-19483	75-2040825
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street, Suite 3500

Dallas, Texas 75270

(Address of principal executive offices and zip code)

(214) 859-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.

In September 2004, FSB Financial, LTD (“FSB”), a 90% owned subsidiary of Southwest Securities Bank, a wholly-owned subsidiary of SWS Group, Inc., entered into a Master Sale and Purchase Agreement with South Dakota Acceptance Corporation (“SD Acceptance”) guaranteed by Dan Nelson Automotive Group (“Nelson Automotive”), an affiliate. By January 2005, FSB had purchased approximately $16 million of auto loans from SD Acceptance originated by Nelson Automotive.

In January 2005, the office of the Attorney General of the State of Iowa filed suit against Nelson Automotive, SD Acceptance and two individuals (including Dan Nelson) alleging that the defendants had violated the Iowa Consumer Fraud Act and the Iowa Consumer Credit Code and had engaged in criminal conduct in connection with their sales of used motor vehicles.

Both SD Acceptance and Nelson Automotive are in default of their financial obligations under the purchase agreement and the guaranty. In February 2005, FSB filed suit against Nelson Automotive and SD Acceptance under their agreements seeking specific performance. In June 2005, both Nelson Automotive and SD Acceptance filed bankruptcy and the Nelson dealerships have gone out of business.

In August 2005, FSB was contacted by the Attorneys General of the States of Iowa and South Dakota regarding the validity and enforceability of the loans we purchased from SD Acceptance under state law. In September 2005, FSB entered into settlement agreements with the Iowa Attorney General and the South Dakota Attorney General. Pursuant to these agreements, FSB reformed the contracts to bring them into compliance with state law in return for a release from the Attorneys General. The reformed contracts:

•	reduced the principal balance of each loan by $500 (to be credited against the final $500 principal balance of the loan);

•	reduced the interest rate to no more than 17.95% per annum (many were at 24.95%); and

•	made all delinquent loans current.

FSB also agreed to forgo collection efforts on loans written off prior to the effective date of the agreements, to send a letter written by the Attorneys General to all affected consumers and to continue its voluntary practice of aiding consumers with non-maintenance repairs on their vehicles. Nothing in either agreement constitutes a waiver or release of FSB by any consumer. The agreements with the Attorneys General cover all of the loans purchased from SD Acceptance.

The agreements are attached hereto as Exhibit 10.17 and 10.18.

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Item 9.01(c). Exhibits.

Exhibit 10.17	Agreement, dated September 12, 2005, by and between the Attorney General of the State of Iowa and FSB Financial, Ltd.

Exhibit 10.18	Agreement, dated September 14, 2005, by and between the Attorney General of the State of South Dakota and FSB Financial, Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWS GROUP, INC.

Date: September 16, 2005	By:	/s/ Kenneth R. Hanks
Kenneth R. Hanks
Executive Vice President, Chief Financial Officer and Treasurer

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